UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

Angi Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 700, Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 5, 2025, IAC Group, LLC, a wholly owned subsidiary of IAC Inc. (“IAC”), as the holder of an aggregate of 2,588,180 shares of Class A common stock (“Class A Common Stock”) of Angi Inc. (the “Company”) and 417,010,647 shares of Class B common stock (“Class B Common Stock”) of the Company, representing approximately 98.3% of the total voting power of the stockholders of the Company entitled to vote, voting as a single class, executed a written consent in lieu of a meeting (the “Written Consent”), pursuant to which it approved and adopted certain amendments (the “Amendments”) to the Company’s amended and restated certificate of incorporation.

The Written Consent will be effective at the close of business on February 14, 2025 (the “Record Date”), the record date for determining the stockholders of the Company entitled to vote on the Amendments. No further approval of the stockholders of the Company is required to approve and adopt the Amendments.

The Amendments are not immediately effective, and will not become effective when the Written Consent becomes effective. Instead, the Amendments will only become effective at a later time and subject to certain contingencies as described below. The Amendments:

a)	provide for the board of directors of the Company to be classified until the Company’s 2032 annual meeting of stockholders;

b)	provide that the Company’s stockholders must take action at a meeting and may not act by written consent in lieu of a meeting;

c)	opt in to the Delaware statutory provision (Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”)) relating to limitations on business combinations with interested stockholders (the Amendments in (a)-(c), together, the “Distribution Amendments”); and

d)	provide for a reverse stock split (the “Reverse Stock Split”) of the shares of outstanding Class A Common Stock and Class B Common Stock at a ratio of one-for-ten (the “Reverse Stock Split Amendment”).

The Distribution Amendments will become effective only if the proposed distribution of all of the shares of the Company’s capital stock held by IAC to holders of IAC capital stock (the “Distribution”) is completed. The Company intends to cause the Reverse Stock Split Amendment to become effective prior to the completion of the Distribution and whether or not the Distribution is abandoned.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Information Statement on Schedule 14C (the “Information Statement”) describing the Amendments will be filed with the Securities and Exchange Commission and mailed or provided to the Company’s stockholders of record as of the Record Date. None of the Amendments may become effective earlier than twenty (20) calendar days following the mailing of the Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

By:	/s/ Shannon M. Shaw
Name:	Shannon M. Shaw
Title:	Chief Legal Officer

Date: February 5, 2025